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                                                                    EXHIBIT 10.3

                           STOCK REDEMPTION AGREEMENT


            THIS STOCK REDEMPTION AGREEMENT, dated as of November 16, 2001, is by and among WHX ENTERTAINMENT CORP., a Delaware corporation with its principal place of business at 110 East 59th Street, 30th Floor, New York, New York 10022; SPORTSYSTEMS CORPORATION, a Delaware corporation with its principal place of business at 40 Fountain Plaza, Buffalo, New York 14202; and WHEELING DOWNS RACING ASSOCIATION, INC., a West Virginia corporation with its principal place of business at One South Stone Street, Wheeling, West Virginia 26003.

            WHEREAS, each of WHX Entertainment Corp. and Sportsystems Corporation owns fifty percent (50%) of the issued and outstanding capital stock of Wheeling Downs Racing Association, Inc.; and

            WHEREAS, Wheeling Downs Racing Association, Inc. desires to redeem and repurchase from WHX Entertainment Corp., and WHX Entertainment Corp. desires to sell to Wheeling Downs Racing Association, Inc., all of the ownership interest in Wheeling Downs Racing Association, Inc. held by WHX Entertainment Corp. and all rights that WHX Entertainment Corp. may have to acquire ownership interests in Wheeling Downs Racing Association, Inc.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            1.1 DEFINED Terms. As used in this Agreement, the terms set forth below shall have the following meanings:

            (a) "AGREEMENT" shall mean this Stock Redemption Agreement together with the Exhibits attached hereto and the certificates and instruments to be executed and delivered in connection herewith.

            (b) "BUSINESS" shall mean the pari-mutuel racetrack and the video lottery terminal and slot machine operations conducted by Wheeling Downs on the date of this Agreement pursuant to licenses issued by the West Virginia Racing Commission and the West Virginia Lottery Commission, and all business activities of Wheeling Downs incidental or related thereto.

            (c) "CLOSING DATE" shall mean the date on which the consummation of the transactions provided for in this Agreement (the "CLOSING") occurs, which shall be after the parties' receipt of all consents, approvals and waivers, and the satisfaction of all other conditions, necessary to permit Wheeling Downs to acquire the Redeemed Shares from WHX Entertainment in the manner contemplated by this Agreement, and on a date mutually agreed upon by WHX Entertainment, Wheeling Downs and Sportsystems.

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            (d) "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, security interest, encumbrance, or other right of any Person, or any other restriction or limitation of any nature whatsoever, affecting title to or the ownership and possession of the Redeemed Shares.

            (e) "ESCROW AGREEMENT" shall mean that agreement among Wheeling Downs, WHX Entertainment, Sportsystems and Olshan Grundman Frome Rosenzweig & Wolosky LLP (the "ESCROW AGENT"), pursuant to which the Escrow Agent will hold and subsequently deliver the Letter of Credit, as contemplated in Section 2.4 of this Agreement.

            (f) "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

            (g) "LETTER OF CREDIT" shall mean the Bank of America irrevocable letter of credit in the amount of Five Million Dollars ($5,000,000.00) to be issued in favor of WHX Entertainment and to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

            (h) "PERSON" shall mean any corporation (including, without limitation, a business trust), Governmental Authority, individual, partnership, limited liability company, trust, unincorporated association or other entity.

            (i) "REDEMPTION PRICE" shall mean the aggregate sum of Ninety Million Dollars ($90,000,000.00) payable by Wheeling Downs to WHX Entertainment in accordance with the provisions of Section 2.3 of this Agreement.

            (j) "REDEEMED SHARES" shall mean all of the capital stock of Wheeling Downs to be held by WHX Entertainment following the reincorporation of Wheeling Downs as a Delaware corporation in the manner described in Section 2.1 of this Agreement, which capital stock shall constitute fifty percent (50%) of the issued and outstanding shares of Wheeling Downs on a fully-diluted basis.

            (k) "SPORTSYSTEMS" shall mean Sportsystems Corporation, a wholly owned subsidiary of Delaware North Companies, Incorporated formed under the laws of the State of Delaware.

            (l) "TERMINATION AGREEMENT" shall mean the agreement to be executed at the Closing to terminate certain pre-existing agreements among Wheeling Downs, WHX Entertainment and Sportsystems and to provide for the general release of any liabilities or obligations among the parties (except for obligations created by this Agreement and the Exhibits hereto), as contemplated by the provisions of Section 6.4 of this Agreement.

            (m) "WHEELING DOWNS" shall refer to the currently existing Wheeling Downs Racing Association, Inc. incorporated under the laws of the State of West Virginia, and following the reincorporation transaction described in Section 2.1 of this Agreement shall refer to the


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successor corporation, Wheeling Island Gaming, Inc., incorporated under the laws of the State of Delaware.

            (n) "WHX ENTERTAINMENT" shall mean WHX Entertainment Corp., a wholly owned subsidiary of WHX Corporation formed under the laws of the State of Delaware.

                                    ARTICLE 2
                    SALE AND PURCHASE OF THE REDEEMED SHARES

            2.1 REINCORPORATION OF WHEELING DOWNS UNDER DELAWARE LAW. Prior to the Closing Date, each of Wheeling Downs, WHX Entertainment and Sportsystems agrees to cause Wheeling Downs to change the jurisdiction of its incorporation to the State of Delaware. In order to effect the reincorporation of Wheeling Downs as a Delaware corporation, the parties agree to cause Wheeling Downs to merge with and into a newly-formed Delaware corporation. The Delaware corporation which will survive the merger shall be named "Wheeling Island Gaming, Inc." and the certificate of incorporation, by-laws and authorized capital stock of the Delaware corporation shall be substantially similar to the existing certificate of incorporation, by-laws and authorized capital stock of Wheeling Downs. By virtue of the merger, each issued and outstanding share of Wheeling Downs common stock currently held by WHX Entertainment and Sportsystems shall be converted into one (1) common share of the newly-formed Delaware corporation. The terms of the merger will also expressly provide for the continued validity and enforceability of the Shareholders' Agreement, the Voting Agreement, the Management Services Agreement, the Services Agreement and the Guaranty Agreement specifically referred to in Section 6.4 hereof, pending the termination of these various Agreements on the Closing Date in the manner contemplated in Section 6.4. All costs and expenses in connection with such reincorporation shall be paid by Sportsystems.

            2.2 TRANSFER OF THE REDEEMED SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date WHX Entertainment shall sell, convey, transfer, assign and deliver to Wheeling Downs all of the Redeemed Shares free and clear of all Encumbrances. To effect the transfer of the Redeemed Shares, on the Closing Date WHX Entertainment shall deliver to Wheeling Downs the certificate or certificates representing the Redeemed Shares with all necessary stock transfer tax stamps attached, together with all stock powers or other instruments of assignment reasonably requested by Wheeling Downs.

            2.3 PAYMENT OF THE REDEMPTION PRICE. Subject to the terms and conditions of this Agreement, on the Closing Date Wheeling Downs shall pay the Redemption Price to WHX Entertainment in consideration for its delivery of the Redeemed Shares. The full amount of the Redemption Price shall be paid to WHX Entertainment on the Closing Date by wire transfer of immediately available funds to an account designated by WHX Entertainment.

            2.4 LETTER OF CREDIT. Contemporaneously with the execution and delivery of this Agreement, Wheeling Downs is delivering an irrevocable letter of credit issued by Bank of America in the amount of Five Million Dollars ($5,000,000.00) (the "LETTER OF CREDIT") to the Escrow Agent, to hold in escrow and to thereafter deliver in accordance with the terms of that certain Escrow Agreement of even date herewith among Wheeling Downs, WHX Entertainment, Sportsystems and the Escrow Agent (the "ESCROW AGREEMENT"). A copy of the Letter of Credit is attached hereto as Exhibit 2.4. The Escrow Agreement generally provides as follows:


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            (a) The Escrow Agent shall immediately surrender the Letter of
Credit to Wheeling Downs if the Closing Date occurs on or before December 31, 2001.

            (b) The Escrow Agent shall immediately deliver the Letter of Credit to WHX Entertainment, and WHX Entertainment shall have the right to draw against the full amount of the Letter of Credit, in the event that the Closing Date fails to occur on or prior to December 31, 2001 for any reason other than:

            (i) the failure of the representations and warranties of WHX Entertainment to be true and correct, or the failure of WHX Entertainment to have performed all covenants and agreements to be performed at or prior to the Closing, as set forth in
                  Section 8.1 hereof; or

            (ii) the failure of the parties to obtain all consents, licenses, permits, authorizations and approvals to the consummation of the transactions described in this Agreement, as set forth in
                  Section 8.2 hereof, but only if such failure is not a result of or related to (i) any non-compliance by Sportsystems or Wheeling Downs with Section 6.1 hereof, (ii) the failure of Sportsystems or Wheeling Downs to have performed all covenants and agreements to be performed by them at or prior to the Closing, or (iii) the failure of the representations and warranties of Sportsystems and Wheeling Downs to be true and correct as set forth in Section 7.1 hereof; or

            (iii) the existence of an action, order, writ, injunction, judgment, decree, claim, suit, litigation, arbitral action or investigation which prevents the consummation of the transactions described in this Agreement, as set forth in
                  Section 8.3 hereof.

            (c) Assuming the Escrow Agent has not previously delivered the Letter of Credit to WHX Entertainment pursuant to subsection (b) of this Section 2.4, the Escrow Agent shall deliver the Letter of Credit to WHX Entertainment upon demand, and WHX Entertainment shall have the right to draw against the full amount of the Letter of Credit, in the event that the representations and warranties of Wheeling Downs or Sportsystems made in this Agreement fail to be true and correct as of the date they were made, or Wheeling Downs or Sportsystems fail to perform all covenants and agreements set forth in this Agreement which are to be performed by them at or prior to the Closing.

            (d) In the event that none of the events or circumstances described in subsections (a), (b) or (c) of this Section 2.4 has occurred prior to the date that this Agreement is terminated by any of the parties pursuant to the provisions of Section 2.7 hereof, the Escrow Agent shall surrender the Letter of Credit to Wheeling Downs upon demand therefor by Wheeling Downs.

            2.5 LETTER OF CREDIT AS LIQUIDATED DAMAGES. WHX Entertainment acknowledges and agrees that its right to damages against Wheeling Downs and/or Sportsystems


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shall be limited to the proceeds of the Letter of Credit. The proceeds of the
Letter of Credit shall constitute the full amount of liquidated damages payable to WHX Entertainment for (i) the failure of Wheeling Downs and Sportsystems to close the transactions described in this Agreement by December 31, 2001, AND
(ii) any breach, or series of breaches, by Wheeling Downs and Sportsystems of their representations, warranties and covenants set forth in this Agreement. WHX Entertainment shall not have any further claim or recourse against Wheeling Downs or Sportsystems with respect to this Agreement in the event that the transactions described in this Agreement fail to close by March 31, 2002. Wheeling Downs and Sportsystems similarly acknowledge and agree that the proceeds of the Letter of Credit received by WHX Entertainment pursuant to subsections (b) or (c) of Section 2.4 hereof shall not reduce the Redemption Price payable by Wheeling Downs upon a Closing of this Agreement after December 31, 2001 and before the date of termination of this Agreement.

            2.6 TAXES. Sportsystems shall be responsible for the payment of any transfer, sales, use or other taxes imposed by reason of the transfer of the Redeemed Shares pursuant to this Agreement, together with any interest or penalty with may accrue with respect to such taxes.

            2.7 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date as follows:

            (a) By the mutual written agreement of Wheeling Downs, WHX Entertainment and Sportsystems; or

            (b) By either WHX Entertainment or Sportsystems, by written notice to the other parties hereto in the event that the Closing has not occurred for any reason on or prior to March 31, 2002.

            (c) Notwithstanding the foregoing provisions of this Section 2.7, neither WHX Entertainment nor Sportsystems shall be entitled to terminate this Agreement pursuant to this section if:

            (i) In the case of WHX Entertainment, it has knowingly or willfully breached this Agreement, or has caused Wheeling Downs to knowingly and willfully breach this Agreement, or WHX Entertainment has otherwise prevented the consummation of the transactions contemplated hereby; and

            (ii) In the case of Sportsystems, it has knowingly or willfully breached this Agreement, or has caused Wheeling Downs to knowingly and willfully breach this Agreement, or Sportsystems has otherwise prevented the consummation of the transactions contemplated hereby.

            (d) In the event of the termination of this Agreement by any party as provided in subsections (a) and (b) above, no party shall have any liability hereunder of any nature whatsoever to the other parties hereto (except that WHX Entertainment shall have the right to retain the amount drawn by it under the Letter of Credit as liquidated damages, in accordance with the provisions of Sections 2.4 and 2.5 hereof). If a condition precedent to the obligations of a party is not satisfied, nothing contained in this Agreement shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the


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Closing, which waiver shall not impair or affect any right of indemnification or other right or remedy hereunder.

                                    ARTICLE 3
                                     CLOSING

            3.1 CLOSING. The Closing of the transactions contemplated by this Agreement shall be held at 10:00 a.m. local time on the Closing Date at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, or at such other place as Wheeling Downs, WHX Entertainment and Sportsystems may mutually agree upon. The Closing shall be effective as of the close of business on the Closing Date.

            3.2 DELIVERY OF OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS. In addition to the sale and purchase of the Redeemed Shares described in Article 2 of this Agreement, Wheeling Downs, WHX Corporation and Sportsystems shall deliver executed copies of the instruments, documents and agreements referred to in Sections 4.2, 5.2 and 6.4 of this Agreement.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                WHX ENTERTAINMENT

            WHX Entertainment hereby represents and warrants to Wheeling Downs and to Sportsystems as follows:

            4.1 ORGANIZATION AND GOOD STANDING. WHX Entertainment is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WHX Entertainment is duly qualified to conduct business in, and is in good standing under the laws of, each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties. WHX Entertainment has full power and authority to own its property and conduct its business as it is presently being conducted, and to own or lease its properties and assets.

            4.2 POWER, AUTHORITY AND BINDING EFFECT. WHX Entertainment has all necessary power and authority (corporate or otherwise) and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement, and no further action or approval (corporate or otherwise) by WHX Entertainment is required in order to consummate the transactions contemplated by this Agreement. Copies of all resolutions of the board of directors of WHX Entertainment with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of WHX Entertainment and in form satisfactory to counsel for Wheeling Downs, will be delivered to Wheeling Downs at the Closing. This Agreement has been duly executed and delivered by WHX Entertainment and constitutes a legal, valid and binding obligation of WHX Entertainment, and is enforceable in accordance with its terms.

            4.3 NO CONFLICT OR VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the


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terms of this Agreement by WHX Entertainment (i) do not and will not result in a violation of or create a conflict with any provision of the certificate of incorporation, by-laws or other organizational documents of WHX Entertainment,
(ii) do not and will not create a conflict with or constitute a breach of, or constitute an event, occurrence, condition or act which is or with the giving of notice, the lapse of time or the happening of any future event or condition would become a default under or result in the acceleration of any obligations under or any term or provision of any contract, agreement, indebtedness, encumbrance, mortgage, commitment, license, franchise, permit, authorization or concession to which WHX Entertainment is a party, or which purports to be binding upon WHX Entertainment, or which affects or purports to affect the Redeemed Shares, (iii) do not and will not result in a violation by WHX Entertainment of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, and (iv) do not and will not result in the imposition of any Encumbrance upon the Redeemed Shares.

            4.4 CONSENTS AND APPROVALS. Except for the necessity of obtaining the approval of the West Virginia Racing Commission and the West Virginia Lottery Commission, no action, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by WHX Entertainment in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            4.5 NO PROCEEDINGS. There is no action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, arbitral action or investigation pending, or to the knowledge of WHX Entertainment threatened, against WHX Entertainment or the Redeemed Shares relating to or affecting in any adverse manner the transactions contemplated by this Agreement.

            4.6 THE REDEEMED SHARES. On the Closing Date, WHX Entertainment shall convey all of the Redeemed Shares to Wheeling Downs free and clear of any Encumbrance and, except for restrictions pursuant to applicable federal and state securities laws, subject to no restriction with respect to transferability. All voting rights of WHX Entertainment with respect to Wheeling Downs are vested in the Shares, except with respect to the Voting Agreement dated October 31, 1994, among Sportsystems, WHX Entertainment and Wheeling Downs. There are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which WHX Entertainment is bound to sell the Redeemed Shares to any Person other than such rights and obligations as are created by that certain Shareholders' Agreement dated October 31, 1994 among WHX Entertainment, Wheeling Downs and Sportsystems.

            4.7 NO BROKERS. WHX Entertainment has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            4.8 NO MISSTATEMENTS OR OMISSIONS. None of the representations or warranties made by WHX Entertainment in this Agreement or in any documents, instruments or certificates furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a fact, or omits to state any fact necessary to make the statements or facts contained therein not misleading.


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                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                         WHEELING DOWNS AND SPORTSYSTEMS

            Each of Wheeling Downs and Sportsystems hereby represents and warrants to WHX Entertainment as follows:

            5.1 ORGANIZATION AND GOOD STANDING. Wheeling Downs is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. At the Closing, Wheeling Downs will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sportsystems is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Wheeling Downs and Sportsystems is duly qualified to conduct business in, and is in good standing under the laws of, each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties. Each of Wheeling Downs and Sportsystems has full power and authority to own its property and conduct its business as it is presently being conducted, and to own or lease its properties and assets.

            5.2 POWER, AUTHORITY AND BINDING EFFECT. Each of Wheeling Downs and Sportsystems has all necessary power and authority (corporate or otherwise) and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement, and no further action or approval (corporate or otherwise) by Wheeling Downs or Sportsystems is required in order to consummate the transactions contemplated by this Agreement. Copies of all resolutions of the boards of directors of Wheeling Downs and Sportsystems with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Wheeling Downs and Sportsystems and in form satisfactory to counsel for WHX Entertainment, will be delivered to WHX Entertainment at the Closing. This Agreement has been duly executed and delivered by each of Wheeling Downs and Sportsystems and constitutes a legal, valid and binding obligation of Wheeling Downs and Sportsystems, enforceable in accordance with its terms.

            5.3 NO CONFLICT OR VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement by Wheeling Downs and Sportsystems (i) do not and will not result in a violation of or create a conflict with any provision of the certificate of incorporation, by-laws or other organizational documents of Wheeling Downs or Sportsystems, (ii) do not and will not create a conflict with or constitute a breach of, or constitute an event, occurrence, condition or act which is or with the giving of notice, the lapse of time or the happening of any future event or condition would become a default under or result in the acceleration of any obligations under or any term or provision of any contract, agreement, indebtedness, encumbrance, mortgage, commitment, license, franchise, permit, authorization or concession to which Wheeling Downs or Sportsystems is a party, or which purports to be binding upon Wheeling Downs or Sportsystems, (iii) do not and will not result in a violation by Wheeling Downs or Sportsystems of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, and (iv) do not and will not result in the imposition of any Encumbrance upon the Redeemed Shares except to the extent contemplated by the terms of the Pledge Agreement.


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            5.4 CONSENTS AND APPROVALS. Except for the necessity of obtaining the approval of the West Virginia Racing Commission and the West Virginia Lottery Commission, no action, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by Wheeling Downs or Sportsystems in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            5.5 NO PROCEEDINGS. There is no action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, arbitral action or investigation pending, or to the knowledge of Wheeling Downs and Sportsystems threatened, against Wheeling Downs or Sportsystems relating to or affecting in any adverse manner the transactions contemplated by this Agreement.

            5.6 NO BROKERS. Neither Wheeling Downs nor Sportsystems has entered into, and neither party will enter into any, agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            5.7 MISSTATEMENTS OR Omissions. None of the representations or warranties made by Wheeling Downs and Sportsystems in this Agreement or in any documents, instruments or certificates furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of fact, or omits to state any fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 6
                             CONDUCT OF THE PARTIES
                              PRIOR TO THE CLOSING

            Wheeling Downs, WHX Entertainment and Sportsystems each covenant with the other as follows:

            6.1 CONSENTS AND BEST Efforts. All applications relating to obtaining the approval of the West Virginia Racing Commission and the West Virginia Lottery Commission will be filed by Sportsystems and Wheeling Downs within three (3) business days after the date of execution of this Agreement. In addition, following the execution and delivery of this Agreement, any and all notices and other filings required in connection with such execution and delivery shall be made within three (3) business days following such execution. Each party agrees to promptly respond to all notices, questions, requests for information or other requests in connection with obtaining all consents, approvals, permits and agreements of any Government Authority or Person as may be necessary to authorize, approve or permit the sale of the Redeemed Shares to Wheeling Downs in accordance with the terms of this Agreement. Wheeling Downs, WHX Entertainment and Sportsystems shall cooperate with each other to take all reasonable actions necessary to obtain all consents, approvals, permits and agreements of, to give all notices to, and to make all filings with, any Governmental Authority or Person as may be necessary to authorize, approve or permit the sale the Redeemed Shares to Wheeling Downs in accordance with the terms of this Agreement. All filings, notices, applications and other actions taken pursuant to this Section 6.1 shall be at the sole expense of Sportsystems.


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            6.2 CONDUCT OF BUSINESS PENDING CLOSING. From the date of this
Agreement to the Closing Date, the parties agree that:

            (a) Wheeling Downs shall carry on the Business substantially in the same manner as heretofore conducted and shall not engage in any transaction or activity, enter into any agreement or make any commitment except for (i) transactions, activities, agreements and commitments made in the ordinary course of business consistent with past practice, and (ii) transactions, activities, agreements and commitments made in furtherance of the current expansion of the Wheeling Downs Racing and Gaming Center facility to the extent previously approved by the board of directors of Wheeling Downs.

            (b) Except for the reincorporation transaction described in Section
2.1 of this Agreement, no change or amendment shall be made to the certificate of incorporation, by-laws or other governing instruments of Wheeling Downs.

            (c) Wheeling Downs shall continue to pay incentive fees to WHX Entertainment and Sportsystems no less frequently than monthly, which incentive fees shall be paid before the end of the month for which they are due (consistent with past practice), with each of WHX Entertainment and Sportsystems to receive an amount not less than the Distribution Amount. As used herein, the "Distribution Amount" shall equal the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) per month, rather than the amounts contemplated by the Management Services Agreement and the Services Agreement referred to in Sections 6.4(c) and (d) below. A final distribution shall be paid to each of WHX Entertainment and Sportsystems on or prior to the Closing for the month in which the Closing occurs in an amount not less than the Distribution Amount, prorated for the number of days of the month up to and including the Closing Date.

            (d) Neither Wheeling Downs, WHX Entertainment nor Sportsystems shall take any action which would cause, or fail to take any action the failure of which would cause, any representation or warranty of Wheeling Downs, WHX Entertainment or Sportsystems in this Agreement to be breached or to be or become untrue in any respect.

            (e) Wheeling Downs shall not make any voluntary prepayments of indebtedness following the date hereof through the Closing Date. Other than the prepayment of indebtedness in the total amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) made by Wheeling Downs during the months of July and August, 2001,Wheeling Downs has not made any such voluntary prepayments of indebtedness since January 1, 2001. Wheeling Downs does not have any scheduled payments with respect to its indebtedness prior to June 30, 2002, except for the monthly payment of accrued interest charges on the outstanding principal amount of such indebtedness.

            6.3 NOTIFICATION OF CERTAIN MATTERS. Each of Wheeling Downs, WHX Entertainment and Sportsystems shall give prompt notice to the other parties hereto of: (i) the occurrence, or failure to occur, of any event which would cause any of its representations or warranties contained in this Agreement to be breached or to become untrue or inaccurate in any respect prior to the Closing Date, and (ii) any failure by Wheeling Downs, WHX Entertainment or Sportsystems to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.


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            6.4 TERMINATION OF OTHER AGREEMENTS, AND EXCHANGE OF RELEASES. At
the Closing, Wheeling Downs, WHX Entertainment and Sportsystems shall execute an agreement in the form of Exhibit 6.4 attached hereto and made a part hereof (the "TERMINATION AGREEMENT") to confirm the termination of all of the parties' rights and obligations under the following pre-existing agreements, and to provide for the general release of all liabilities and obligations among each of the parties hereto (excepting only the liabilities and obligations contemplated by this Agreement and the annexed Exhibits):

            (a) The Shareholders' Agreement dated October 31, 1994 among Sportsystems, WHX Entertainment and Wheeling Downs;

            (b) The Voting Agreement dated October 31, 1994 among Sportsystems, WHX Entertainment and Wheeling Downs;

            (c) The Management Services Agreement dated October 31, 1994 between Sportsystems and Wheeling Downs, as amended by a Letter Agreement dated as of January 1, 1998;

            (d) The Services Agreement dated as of October 31, 1994 between WHX Entertainment and Wheeling Downs, as amended by a Letter Agreement dated as of January 1, 1998; and

            (e) The Guaranty Agreement dated September 16, 1994 delivered by WHX Corporation to Sportsystems.

                                    ARTICLE 7
                         CONDITIONS TO THE OBLIGATION OF
                           WHX ENTERTAINMENT TO CLOSE

            The obligation of WHX Entertainment to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which, in the discretion of WHX Entertainment, may be waived in whole or in part without impairing or affecting any right of indemnification or other right or remedy hereunder):

            7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Wheeling Downs and Sportsystems contained in this Agreement shall be true and correct in all respects as of the Closing Date, and Wheeling Downs and Sportsystems shall have performed all agreements and covenants required by this Agreement to be performed by them prior to the Closing Date.

            7.2 CONSENTS, APPROVALS AND FILINGS. All consents, licenses, permits, authorizations and approvals (including without limitation, approvals from the West Virginia Racing Commission and West Virginia Lottery Commission) from, and all declarations, filings and registrations with, any Person required to consummate the transactions contemplated by this Agreement shall have been obtained or made.

            7.3 NO PROCEEDINGS. No action, order, writ, injunction, judgment or decree shall be outstanding, and no claim, suit, litigation, proceeding, arbitral action or investigation shall be pending, threatened or anticipated against Wheeling Downs, WHX Entertainment or Sportsystems which seeks to enjoin, or adversely affects, the transactions contemplated by this Agreement, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation thereof.

                                    ARTICLE 8
                         CONDITIONS TO THE OBLIGATION OF
                             WHEELING DOWNS TO CLOSE

            The obligation of Wheeling Downs to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which, in the joint discretion of Wheeling Downs and Sportsystems, may be waived in whole or in part without impairing or affecting any right of indemnification or other right or remedy hereunder):

            8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of WHX Entertainment contained in this Agreement shall be true and correct in all respects as of the Closing Date, and WHX Entertainment shall have performed all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date.

            8.2 CONSENTS, APPROVALS AND FILINGS. All consents, licenses, permits, authorizations and approvals (including without limitation, approvals from the West Virginia Racing Commission and the West Virginia Lottery Commission) from, and all declarations, filings and registrations with, any Person required to consummate the transactions contemplated by this Agreement shall have been obtained or made.

            8.3 NO PROCEEDINGS. No action, order, writ, injunction, judgment or decree shall be outstanding, and no claim, suit, litigation, proceeding, arbitral action or investigation shall be pending, threatened or anticipated against Wheeling Downs, WHX Entertainment or Sportsystems which seeks to enjoin, or adversely affects, the transactions contemplated by this Agreement, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation thereof.

                                    ARTICLE 9
                      POST-CLOSING COVENANTS AND AGREEMENTS

            9.1 CONFIDENTIALITY. WHX Entertainment and its directors, officers and employees have had access to, and have gained knowledge with respect to, confidential and proprietary information pertaining to the business of Wheeling Downs, including without limitation, trade secrets, financial results and information, processes and techniques, methods of doing business, information concerning customers and suppliers, and other valuable and confidential information (hereafter collectively referred to as the "Confidential Information"). The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by WHX Entertainment or its directors, officers or employees, or (ii) becomes available to WHX Entertainment on a non-confidential basis from a source other than Wheeling Downs, PROVIDED that such source is not known by WHX Entertainment to be bound by a confidentiality agreement with or other obligation of secrecy to Wheeling Downs. WHX Entertainment acknowledges that unauthorized disclosure or misuse of the Confidential Information will cause irreparable damage to Wheeling Downs subsequent to the Closing. WHX Entertainment agrees that covenants by it to refrain from making unauthorized use or disclosure of the Confidential Information are essential to the growth and stability of the business of Wheeling Downs. Accordingly, WHX Entertainment agrees on behalf of itself and its directors, officers and employees that the Confidential Information of Wheeling Downs will not be used by WHX Entertainment or otherwise disclosed to any Person for a period of five (5) years following the Closing Date.

            9.2 POST-CLOSING Cooperation. After the Closing and at the sole expense of Wheeling Downs and Sportsystems, WHX Entertainment agrees to provide reasonable cooperation and assistance to enable Wheeling Downs to respond to any communication, request, inquiry, or investigation (including any demand for the production of testimony, information or documentation in connection with litigation or arbitration proceedings) from any Governmental Authority or other Person that relates to the assets or business of Wheeling Downs prior to the Closing Date, or the ownership interest of WHX Entertainment in Wheeling Downs.

            9.3 COVENANT NOT TO COMPETE. For a period of five (5) years following the Closing, WHX Entertainment agrees that neither WHX Entertainment nor its directors, officers and employees shall, directly or indirectly, for their own account or as a director, officer, employee, agent, consultant or stockholder of any corporation or any other entity (except that WHX Entertainment may be the holder of up to a five percent (5%) interest in any publicly traded corporation), or member of any firm or otherwise, anywhere within a radius of three hundred (300) miles from the City of Wheeling, West Virginia, engage, or attempt to engage, in any business activity which is the same as, substantially similar to or directly competitive with the pari-mutuel wagering and video lottery terminal and slot machine business conducted by Wheeling Downs as of the date of this Agreement. Furthermore, WHX Entertainment agrees that it shall not employ or solicit the employment of any of the employees of Wheeling Downs for the same five (5) year period after the Closing Date. WHX Entertainment agrees that the foregoing territorial and time limitations are reasonable and are properly required for the adequate protection of the business of Wheeling Downs, and in the event that any one or more of such limitations is found to be unreasonable by a court of competent jurisdiction, WHX Entertainment agrees and submits to the reduction of said territorial or time limitation to such an area or period as the court may determine to be reasonable.

            9.4 CONSIDERATION FOR Covenants. In consideration for the covenants to maintain the confidentiality and proprietary nature of the Confidential Information belonging to Wheeling Downs as set forth in Section 9.1 hereof and to refrain from engaging in competition with the business of Wheeling Downs in the manner described in Section 9.3 hereof, Wheeling Downs shall pay to WHX Entertainment the sum of Fifteen Million Dollars ($15,000,000.00). The foregoing consideration shall be payable in full to WHX Entertainment in immediately available funds at the Closing, by wire transfer to an account designated by WHX Entertainment.

            9.5 EQUITABLE REMEDIES. WHX Entertainment acknowledges that Wheeling Downs will suffer damages incapable of ascertainment in the event that any of the provisions of Sections 9.1 and 9.3 are breached, and that Wheeling Downs will be irreparably damaged in the event that the provisions of Sections 9.1 and
9.3 are not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of Section 9.1 or 9.3 of this Agreement, WHX Entertainment agrees and consents that in addition to any and all other remedies available to Wheeling Downs, an injunction, restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of Section 9.1 or 9.3 of this Agreement. WHX Entertainment agrees not to urge in any such action that an adequate remedy exists at law. All expenses (including without limitation, attorney's fees and disbursements) incurred in connection with any legal proceeding arising as a result of the breach or threatened breach of Section 9.1 or 9.3 of this Agreement shall be borne by the losing party to the fullest extent permitted by law, and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses. Each of Wheeling Downs and WHX Entertainment consents to jurisdiction in New York and venue in New York for purposes of all claims arising under Sections 9.1 and 9.3 this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

            10.1 SURVIVAL AND INDEMNIFICATION.

            (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations and warranties made by Wheeling Downs, WHX Entertainment, and Sportsystems and set forth in this Agreement shall survive the Closing. All covenants and agreements made by Wheeling Downs, WHX Entertainment and Sportsystems and set forth in this Agreement (including without limitation, the indemnification obligations contained in this section) shall likewise survive the Closing for a period of one (1) year, at which time they shall terminate.

            (b) INDEMNIFICATION BY WHX ENTERTAINMENT. WHX Entertainment hereby agrees to defend, indemnify and hold Wheeling Downs and Sportsystems harmless from and against:

            (i) Any and all losses, liabilities, deficiencies or damages suffered or incurred by Wheeling Downs or Sportsystems by reason of a breach of any representation or warranty by WHX Entertainment contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, encumbrances, investigations, assessments, judgments, costs and expenses, (including, but not limited to, reasonable legal fees and expenses) incident to any of the foregoing; and

            (ii) Any and all losses, liabilities, deficiencies or damages suffered or incurred by Wheeling Downs or Sportsystems by reason of the non-fulfillment of any covenant or agreement by WHX Entertainment contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, encumbrances, investigations, assessments, judgments, costs and expenses, (including, but not limited to, reasonable legal fees and expenses) incident to any of the foregoing.

            (c) INDEMNIFICATION BY WHEELING DOWNS AND SPORTSYSTEMS. Wheeling Downs and Sportsystems hereby jointly and severally agree to indemnify and hold WHX Entertainment harmless from and against:

            (i) Any and all losses, liabilities, deficiencies or damages suffered or incurred by WHX Entertainment resulting from a breach of any representation or warranty by Wheeling Downs or Sportsystems contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, encumbrances, investigations, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing; and

            (ii) Any and all losses, liabilities, deficiencies or damages suffered or incurred by WHX Entertainment resulting from the non-fulfillment of any covenant or agreement by Wheeling Downs or Sportsystems contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, encumbrances, investigations, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing.

                                   ARTICLE 11
                                  MISCELLANEOUS

            11.1 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other parties and use its commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable to carry out, confirm, consummate or otherwise accomplish the transactions contemplated by this Agreement (including, but not limited to, obtaining consents or approvals from any Person for the transfer of the Redeemed Shares).

            11.2 NOTICES. Unless otherwise provided in this Agreement, any notice, request, instruction or other communication to be given hereunder by any party to the other parties shall be in writing and shall be (i) delivered personally, or (ii) mailed by registered or certified mail, postage prepaid, or
(iii) delivered by a nationally recognized overnight courier, or (iv) sent by facsimile transmission, with a confirmation sent by way of one of the above methods referred to above, as follows:

                  If to Wheeling Downs, addressed to:

                  Wheeling Downs Racing
                  Association, Inc.
                  40 Fountain Plaza
                  Buffalo, New York 14202
                  Attention:  General Counsel


                  If to WHX Entertainment, addressed to:

                  WHX Entertainment Corp.

                  c/o WHX Corporation
                  110 East 59th Street, 30th Floor
                  New York, New York 10022
                  Attention: Stewart E.
                  Tabin, Assistant Treasurer

                  If to Sportsystems, addressed to:

                  Sportsystems Corporation
                  40 Fountain Plaza
                  Buffalo, New York 14202
                  Attention:  General Counsel

            Any party may designate by notice given in the manner provided above any other address to which notice is to be directed, and any Person to whom a copy of any such notice should be sent.

            11.3 PUBLIC STATEMENTS. Except as required by law or stock exchange requirements, (i) Wheeling Downs, WHX Entertainment and Sportsystems agree to cooperate, both prior to and after the Closing, in issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement, and (ii) no press release or other public statements shall be issued without the joint consent of Wheeling Downs, WHX Entertainment and Sportsystems.

            11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of New York, without regard to principles of conflicts of law, except that with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to this Agreement, the law of the jurisdiction under which such corporation was organized shall govern.

            11.5 ARBITRATION. Except as specifically provided in Section 9.5 hereof, the parties hereby agree that any dispute, controversy, disagreement or claim which arises under or relates to this Agreement shall be exclusively referred to binding arbitration before the American Arbitration Association ("AAA") in accordance with the AAA rules and procedures. The arbitration shall be held in New York County, New York as promptly as practicable. The decision of the arbitrator(s) shall be final and binding on the parties hereto. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy, disagreement or claim.

            11.6 EXPENSES. Except as otherwise provided in this Agreement, each of WHX Entertainment, Sportsystems and Wheeling Downs shall pay its own legal, accounting and other miscellaneous expenses incident to this Agreement.

            11.7 TITLES. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            11.8 WAIVER. No failure of Wheeling Downs, WHX Entertainment or Sportsystems to require, and no delay by Wheeling Downs, WHX Entertainment or Sportsystems in requiring, the other parties to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of Wheeling Downs, WHX Entertainment or Sportsystems to exercise, and no delay by Wheeling Downs, WHX Entertainment or Sportsystems in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by Wheeling Downs, WHX Entertainment or Sportsystems of any right or remedy under this Agreement shall be effective unless made in writing, and any waiver by Wheeling Downs, WHX Entertainment or Sportsystems of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

            11.9 BINDING EFFECT, ASSIGNMENT, AND ENFORCEMENT OF PROVISIONS. This Agreement shall be binding upon Wheeling Downs, WHX Entertainment and Sportsystems and upon each successor and assignee of Wheeling Downs, WHX Entertainment and Sportsystems, and shall inure to the benefit of and be enforceable by each of Wheeling Downs, WHX Entertainment and Sportsystems and each successor and assignee of Wheeling Downs, WHX Entertainment and Sportsystems; PROVIDED HOWEVER, that, except to the extent provided in the following sentence, neither Wheeling Downs, WHX Entertainment nor Sportsystems shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other parties. Wheeling Downs may assign all or any portion of its rights and obligations under this Agreement to Sportsystems or to one or more affiliates of Sportsystems, PROVIDED that Wheeling Downs shall remain liable hereunder notwithstanding any such assignment. In addition, Wheeling Downs hereby assigns to Sportsystems the right to enforce the provisions of this Agreement on behalf of Wheeling Downs, regardless of any dispute or division among the directors and officers of Wheeling Downs as to the desirability of seeking the legal enforcement of the provisions of this Agreement.

            11.10 ENTIRE AGREEMENT. This Agreement contains the entire agreement between Wheeling Downs, WHX Entertainment and Sportsystems with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written and oral agreement and representation previously made, by Wheeling Downs, WHX Entertainment or Sportsystems with respect thereto whether or not relied or acted upon.

            11.11 MODIFICATIONS. No course of conduct or performance hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future by Wheeling Downs, WHX Entertainment or Sportsystems, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any right or obligation of Wheeling Downs, WHX Entertainment or Sportsystems pursuant to this Agreement, or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by Wheeling Downs, WHX Entertainment and Sportsystems.

            11.12 COUNTERPARTS AND FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this

Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year indicated at the beginning of this Agreement.

                                          WHX ENTERTAINMENT CORP.


                                          By:
                                              ----------------------------------
                                                Name:  Neil D. Arnold
                                                Title: Vice President


                                          WHEELING DOWNS RACING ASSOCIATION,
                                          INC.


                                          By:
                                             -----------------------------------
                                                Name:  Ronald A. Sultemeier
                                                Title: Vice President


                                          SPORTSYSTEMS CORPORATION


                                          By:
                                              ----------------------------------
                                                Name:  Ronald A. Sultemeier
                                                Title: President



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